Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Signing Day Sports, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, or pre-funded warrants to purchase shares of common stock, par value $0.0001 per share	(1)	Other		$	$8,050,000.00	0.0001381	$1,111.71
Fees Previously Paid	Equity	Warrants to purchase shares of common stock, par value $0.0001 per share	(2)	Other			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, issuable upon exercise of warrants	(3)	457(o)			14,490,000.00	0.0001381	2,001.07
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, issuable upon exercise of pre-funded warrants	(4)	457(o)			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Representative's warrants to purchase shares of common stock, par value $0.0001 per share	(5)	Other			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, issuable upon exercise of representative's warrants	(6)	457(o)		$	$483,000.00	0.0001381	$66.70

Total Offering Amounts:							$23,023,000.00		3,179.48
Total Fees Previously Paid:									3,179.48
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions.

In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the pre-funded warrants registered hereby.

The proposed maximum aggregate offering price of the shares of common stock, par value $0.0001 per share (“common stock”), proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the shares of common stock and pre-funded warrants (including the shares of common stock issuable upon exercise of the pre-funded warrants) if any, is $8,050,000.00.

The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share of common stock, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share of common stock.

(2)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.
(3)	Based on an assumed per-share exercise price for the warrants of 120% of the public offering price per share in this offering, for a number of shares of common stock equal to 150% of the number of shares of common stock being offered in this offering.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions.

(4)	The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the shares of common stock and pre-funded warrants (including the shares of common stock issuable upon exercise of the pre-funded warrants) if any, is $8,050,000.00.

The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share of common stock, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share of common stock.
(5)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions.

The warrants registered hereby are exercisable for a number of shares of common stock that is equal to 5% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering, at an assumed per share exercise price equal to 100% of the exercise price of the warrants being offered to the investors in this offering.